Exhibit 4.50.1

Execution Version

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE No. 1, dated as of January 19, 2010 by and between CEMEX Finance LLC, a limited liability company organized and existing pursuant to the laws of the state of Delaware (the “Company”), the Note Guarantors party thereto (the “Note Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of December 14, 2009 (the “Original Indenture”, and as supplemented by this Supplemental Indenture No. 1 and any further amendments or supplements thereto, the “Indenture”), providing for the issuance of 9.50% Senior Secured Notes due 2016;

WHEREAS, the Indenture provides for, among other things, that, subsequent to the execution of the Original Indenture, the Company and the Trustee may without the consent of holders of the outstanding 9.50% Senior Secured Notes due 2016 enter into one or more indentures supplemental to the Original Indenture to provide for the issuance of Additional Notes in accordance with Section 2.14 thereof;

WHEREAS, on November 30, 2009, the Sole Manager of the Company has authorized the issuance of up to U.S.$2,500,000,000 (or its equivalent in other currencies) of aggregate principal amount of notes, which includes the Additional Notes;

WHEREAS, each of the Note Guarantors has been duly authorized to issue its Note Guarantee in connection with the Additional Notes;

WHEREAS, the Company has requested that the Trustee join in the execution of this Supplemental Indenture No. 1; and

WHEREAS, all things necessary to make this Supplemental Indenture No. 1 a valid agreement of the parties and a valid supplement to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Note Guarantors and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture No. 1.

ARTICLE TWO

ADDITIONAL NOTES

Section 2.01 The Additional Notes. Pursuant to Section 2.14 of the Original Indenture, the Company hereby creates and issues $500,000,000 aggregate principal amount of its 9.50% Senior Secured Notes due 2016 (the “Additional Notes”). These Additional Notes will be consolidated to form a single series, and be fully fungible, with the Company’s outstanding 9.50% Senior Secured Notes due 2016 issued on December 14, 2009, to which the Additional Notes are identical in all terms and conditions except issue date and issue price. Interest on the Additional Notes shall accrue from December 14, 2009. All Additional Notes issued under the Indenture will, when issued, be considered Notes for all purposes thereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of the Indenture.

Section 2.02 Execution and Authentication of the Additional Notes. The Trustee shall, pursuant to an Authentication Order, authenticate the Additional Notes.

ARTICLE THREE

MISCELLANEOUS

Section 3.01. Effect of This Supplemental Indenture No. 1. This Supplemental Indenture No. 1 supplements the Original Indenture and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture No. 1 supersede any conflicting provisions included in the Original Indenture, unless not permitted by law.

Section 3.02 Governing Law. This Supplemental Indenture No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.03 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture No. 1.

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Section 3.04 Counterparts. The parties may sign any number of copies of this Supplemental Indenture No. 1. Each signed copy shall be an original, but all of them shall represent the same agreement.

Section 3.05 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 1 or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Note Guarantors. In entering into this Supplemental Indenture No. 1, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee whether or not elsewhere herein so provided. The Company and the Note Guarantors expressly reaffirm and confirm their obligations to indemnify the Trustee in connection with the Indenture and all the actions contemplated hereby, all in accordance with the terms of the Indenture.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

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SIGNATURES

Dated as of January 19, 2010

CEMEX Finance LLC, as Issuer

By:	/s/ Hector Medina
	Name:	Hector Medina
	Title:	Attorney-in-Fact

CEMEX, S.A.B. de C.V., as Note Guarantor

By:	/s/ Lorenzo H. Zambrano
	Name:	Lorenzo H. Zambrano
	Title:	Attorney-in-Fact

CEMEX México, S.A. de C.V., as Note Guarantor

By:	/s/ Rodrigo Treviño
	Name:	Rodrigo Treviño
	Title:	Attorney-in-Fact

Empresas Tolteca de México, S.A. de C.V., as Note Guarantor

By:	/s/ Rodrigo Treviño
	Name:	Rodrigo Treviño
	Title:	Attorney-in-Fact

Signature page to Supplemental Indenture No. 1

CEMEX Concretos, S.A. de C.V., as Note Guarantor

By:	/s/ Rodrigo Treviño
	Name:	Rodrigo Treviño
	Title:	Attorney-in-Fact

New Sunward Holding B.V., as Note Guarantor

By:	/s/ Humberto Lozano
	Name:	Humberto Lozano
	Title:	Attorney-in-Fact

CEMEX España, S.A., as Note Guarantor

By:	/s/ Humberto Lozano
	Name:	Humberto Lozano
	Title:	Attorney-in-Fact

CEMEX Corp., as Note Guarantor

By:	/s/ Humberto Lozano
	Name:	Humberto Lozano
	Title:	Attorney-in-Fact

Signature page to Supplemental Indenture No. 1

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Joanne Adamis
Name: Joanne Adamis
Title: Vice President

Signature page to Supplemental Indenture No. 1